Exhibit 10.1

AMENDMENT NO. 1

Dated as of April 25, 2013

to

CREDIT AGREEMENT

Dated as of May 5, 2011

THIS AMENDMENT NO. 1 (“Amendment”) is made as of April 25, 2013 by and among Tennant Company (the “Company”), the subsidiaries of the Company listed on the signature pages hereof (the “Subsidiary Guarantors”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of May 5, 2011 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to extend the maturity of and make certain amendments to the Credit Agreement;

WHEREAS, the Subsidiary Guarantors have requested that the Lenders and the Administrative Agent agree to make certain amendments to the Guaranty dated as of May 5, 2011 among the Subsidiary Guarantors party thereto from time to time and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”);

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such extension and amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.

1.  Amendments to Credit Agreement.  Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is amended to amend and restate the pricing grid appearing therein and paragraph (iii) thereof in their entirety to read as set forth below, respectively:

	Leverage Ratio:	Facility Fee Rate	Eurocurrency Spread	ABR Spread
Category 1:	< 1.25 to 1.00	0.20%	1.30%	0.30%

Category 2:	> 1.25 to 1.00 but < 2.00 to 1.00	0.25%	1.50%	0.50%
Category 3:	> 2.00 to 1.00 but < 2.75 to 1.00	0.30%	1.70%	0.70%
Category 4:	> 2.75 to 1.00	0.35%	1.90%	0.90%

(iii) notwithstanding the foregoing, Category 1 shall be deemed to be applicable from the Amendment No. 1 Effective Date until the Administrative Agent’s receipt of the applicable Financials for the Company’s fiscal quarter ending on or about March 31, 2013 (unless such Financials demonstrate that Category 2, 3 or 4 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

(b)  The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “Financial Services Authority” appearing therein and to replace such phrase with “Financial Conduct Authority, the Prudential Regulation Authority”.

(c)  Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the proper alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Amendment No. 1 Effective Date” means April 25, 2013.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” means an “Eligible Contract Participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC (collectively, and as now or hereafter in effect, the “ECP Rules”).

“ECP Rules” has the meaning assigned to such term in the definition of “ECP.”

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period, as the rate for deposits in such Agreed Currency in the London interbank market with a maturity comparable to such Interest Period.  In the event that such rate does not appear on such page (or on any successor or substitute page), the “LIBO Rate” shall be determined by reference to such other publicly available service displaying interest rates applicable to deposits in such Agreed Currency in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which deposits in such Agreed Currency in reasonable market size and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

“Maturity Date” means March 1, 2018.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person that constitutes an ECP and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in the Agreed Currency of such Eurocurrency Borrowing for delivery on the first day of such Interest Period.

(d)  Article X of the Credit Agreement is amended to add the following as new paragraphs at the end thereof:

No Borrower hereunder shall be deemed to be a guarantor of any Swap Obligations if such Borrower is not an ECP, to the extent that the providing of such guaranty by such Borrower would violate the ECP Rules or any other applicable law or regulation.  This paragraph shall not affect any guaranteed Secured Obligations other than Swap Obligations, nor shall it affect the guaranteed Secured Obligations of any Borrower who qualifies as an ECP.  If a Swap Obligation arises under a master Swap Agreement governing more than one transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to transactions for which such Guarantee is or becomes illegal.

Without in any way limiting the obligations of any Borrower under this Agreement (including under this Article X) or the other Loan Documents, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Article X in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph, or otherwise under this Article X, as it relates to such other Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this paragraph shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s obligations under this Article X in accordance with the terms hereof.  Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(e)  Schedule 2.02 to the Credit Agreement is amended and restated in its entirety in the form of Schedule 2.02 attached hereto.

2.  Amendments to Subsidiary Guaranty.  Effective as of the Amendment No. 1 Effective Date, the Subsidiary Guaranty is hereby amended to add the following as new Sections 24 and 25 thereto:

SECTION 24.  Limitation on Guaranty of Certain Swap Obligations.  No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an ECP, to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation.  This paragraph shall not affect any Guaranteed Obligations of a Guarantor other than Swap Obligations, nor shall it affect the Guaranteed Obligations of any Guarantor who qualifies as an ECP.  If a Swap Obligation arises under a master Swap Agreement governing more than one transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to transactions for which such Guarantee is or becomes illegal.

SECTION 25.  Keepwell.  Without in any way limiting the obligations of any Guarantor under this Guaranty (including under Section 3 hereof) or the other Loan Documents, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 25, or otherwise under this Guaranty, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents.  Each Qualified ECP Guarantor intends that this Section 25 constitute, and this Section 25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3.  Conditions of Effectiveness.  The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the satisfaction of the following conditions precedent:

(a)  The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Company, the Subsidiary Guarantors, the Lenders, the Issuing Bank, the Swingline Lender, the Collateral Agent and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.

(b)  The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 1 Effective Date) of (a) Heidi M. Wilson, General Counsel of the Company and (b) Dorsey & Whitney LLP, U.S. counsel to the Loan Parties, in each case, covering such other matters relating to the Loan Parties, the Loan Documents and this Amendment as the Administrative Agent shall reasonably request.  The Company hereby requests such counsels to deliver such opinions.

(c)  The Administrative Agent shall have received (i) a certificate signed by the President, a Vice President or a Financial Officer of the Company certifying that, after giving effect to this Amendment, the Company is in compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement and (ii) documents consistent with those delivered on the Effective Date of the Credit Agreement as to the corporate power and authority of the Company in respect of the Credit Agreement after giving effect to this Amendment.

(d)  The Company shall have paid to the Administrative Agent, for the account of each Lender which delivers its executed signature page hereto by such time as is requested by the Administrative Agent, an extension fee in an amount equal to the amount previously disclosed to the Lenders.

(e)  The Company shall have paid all fees and expenses of the Administrative Agent and its affiliates (including, to the extent invoiced, reasonable attorneys’ fees and expenses) in connection with this Amendment and the other Loan Documents.

4.  Representations and Warranties of the Company.  The Company hereby represents and warrants as follows:

(a)  This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Company set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof in all material respects.

5.  Representations and Warranties of the Subsidiary Guarantors.  Each Subsidiary Guarantor hereby represents and warrants as follows:

(a)  This Amendment and the Subsidiary Guaranty, as amended hereby, constitute legal, valid and binding obligations of such Subsidiary Guarantor and are enforceable against such Subsidiary Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  As of the date hereof and giving effect to the terms of this Amendment, (i) no default shall have occurred and be continuing under the Subsidiary Guaranty and (ii) the representations and warranties of such Subsidiary Guarantor set forth in the Subsidiary Guaranty, as amended hereby, are true and correct as of the date hereof in all material respects.

6.  Reference to and Effect on the Credit Agreement and the Subsidiary Guaranty.

(a)  Upon the effectiveness hereof, each reference to the Credit Agreement and the Subsidiary Guaranty in the Credit Agreement, the Subsidiary Guaranty or any other Loan Document shall mean and be a reference to the Credit Agreement and the Subsidiary Guaranty, as the case may be, as amended hereby.

(b)  Except as specifically amended above, the Credit Agreement, the Subsidiary Guaranty and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Subsidiary Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.

7.  Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

8.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.  Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TENNANT COMPANY,
as the Company

By:_____________________________________
Name:
Title:

TENNANT SALES AND SERVICE COMPANY,
as a Subsidiary Guarantor

By:_____________________________________
Name:
Title:

TENNANT HOLDINGS LLC,
as a Subsidiary Guarantor

By:_____________________________________
Name:
Title:

Signature Page to Amendment No. 1
Tennant Company
Credit Agreement dated May 5, 2011

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Swingline Lender, as Issuing Bank, as Collateral Agent and as Administrative Agent

By:_____________________________________
Name:
Title:

Signature Page to Amendment No. 1
Tennant Company
Credit Agreement dated May 5, 2011

Name of Lender

_______________________________________

By:_____________________________________
Name:
Title:

For any Lender requiring a second signature line:

By:_____________________________________
Name:
Title:

Signature Page to Amendment No. 1
Tennant Company
Credit Agreement dated May 5, 2011

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to (i) the Credit Agreement dated as of May 5, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Tennant Company (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), and (ii) the Guaranty dated as of May 5, 2011 among the Subsidiary Guarantors party thereto from time to time and the Administrative Agent (as amended supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”), which Amendment No. 1 is dated as of April 25, 2013 (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.   Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty (as amended by the Amendment) and any other Loan Document executed by it and acknowledges and agrees that such agreements and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement and the Subsidiary Guaranty contained in the above-referenced documents shall be a reference to the Credit Agreement and the Subsidiary Guaranty, as the case may be, as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated:  April 25, 2013

[Signature Page Follows]

TENNANT SALES AND SERVICE COMPANY By:___________________________________ Name: Title:
TENNANT HOLDINGS LLC By:___________________________________ Name: Title:

Signature Page to Consent and Reaffirmation to Amendment No. 1
Tennant Company
Credit Agreement dated May 5, 2011

SCHEDULE 2.02

MANDATORY COST

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England, the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in any case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Associated Costs Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Associated Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Associated Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Associated Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in Pounds Sterling:

AB + C(B - D) + E x 0.01  per cent. per annum
        100 - (A + C)

(b)	in relation to a Loan in any currency other than Pounds Sterling:

E x 0.01   per cent. per annum.

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.13(c)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

(b)
“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

(c)
“Fees Rules” means the rules on periodic fees contained in the Financial Conduct Authority's Fees Manual or, as applicable, the Prudential Regulation Authority's Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

(d)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate and transition costs payable to the Prudential Regulation Authority).

(e)
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

(f)	“Reference Banks” means, in relation to Mandatory Cost, the principal London offices of JPMorgan Chase Bank, N.A.

(g)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the relevant Fees Rules.

(h)	“Unpaid Sum” means any sum due and payable but unpaid by any Borrower under the Loan Documents.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent.  will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent in respect of any period, each Reference Bank shall, as soon as practicable after publication of the Fee Tariffs for such period, supply to the Administrative Agent, the aggregate rate of charge payable by that Reference Bank pursuant to the Fees Rules in respect of the relevant period. The aggregate rate of charge, for this purpose, shall be calculated by the relevant Reference Bank as being the sum of:

(a)
the average of the Fee Tariffs applicable to that Reference Bank for the relevant period under the Financial Conduct Authority's Fee Rules (expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank); and

(b)
the average of the Fee Tariffs applicable to that Reference Bank for the relevant period under the Prudential Regulation Authority's Fee Rules (expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank).

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Associated Costs Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Administrative Agent shall have no liability to any Person if such determination results in an Associated Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Associated Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.
The Administrative Agent may from time to time, after consultation with the Company and the relevant Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Schedule 2.02 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.